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                               POWER OF ATTORNEY

                              [ORIGINAL IN FRENCH]

I, undersigned, Jean-Claude BRAVARD, Deputy President, President of the Fine Organics Division, Supervisor of the Research & Innovation and Industrial Property of RHODIA, a French Societe Anonyme with a registered share capital of
(Euro)2,621,115,615.00, with headquarters located at F-92512 Boulogne-Billancourt - 26, Quai Alphonse Le Gallo, registered with the Trade Registry of Nanterre under number 352 170 161,

Acting upon the powers granted to me on July 23, 2000 by Jean-Pierre TIROUFLET, Chairman of the Board of Rhodia, in connection with the cash acquisition of ChiRex, Inc. by Rhodia,

Hereby grants Michel Marien, President of the Life Science Chemicals Enterprise,

The power to negotiate and sign any and all agreements, documents and/or any and all requests for approval and to carry on any and all actions, submissions and filings required by any and all governmental authorities and/or regulatory bodies, including the Securities and Exchange Commission (SEC), in order to implement the foregoing transaction.

                                        Made in Boulogne on July 28, 2000




                                        /s/ Jean-Claude BRAVARD

                                        Deputy President, President of the Fine
                                        Organics Division, Supervisor of the
                                        Research & Innovation and Industrial
                                        Property of RHODIA